Exhibit 10.10

AMENDMENT NO. 1

TO CREDIT AGREEMENT

Dated as of March 18, 1999

                    THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT ("Amendment") is made as of May 10, 1999 by and among Spartan Stores, Inc., a Michigan corporation (the "Borrower"), the financial institutions listed on the signature pages hereof as lenders (the "Lenders"), ABN AMRO Bank N.V., in its capacity as Arranger, Collateral Agent and Syndication Agent (the "Arranger") and Michigan National Bank, in its capacity as a Co-Arranger and as Administrative Agent (the " Administrative Agent") under that certain Credit Agreement dated as of March 18, 1999 by and among the Borrower, the Lenders, the Arranger and the Administrative Agent, (as amended, modified or restated, the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

WITNESSETH

                    WHEREAS, the Borrower, the Lenders, the Arranger and the Administrative Agent are parties to the Credit Agreement;

                    WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement in certain respects and the Lenders, the Arranger and the Administrative Agent are willing to so amend the Credit Agreement on the terms and conditions set forth herein;

                    NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders, the Arranger and the Administrative Agent have entered into this Amendment.

          1. Amendments to Credit Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

          1.1. Section 1.1 of the Credit Agreement is amended to delete the defined terms "Interest Period" and "Payment Date" in their entirety and to substitute the following therefor:

          "Interest Period" means, with respect to a Eurodollar Rate Loan, a period of approximately one (1), two (2), three (3) or six (6) months commencing on a Business Day selected by the Borrower pursuant to this Agreement; provided alternative interest periods may be established by the Arrangers during the Syndication Period as set forth in Section 2.6. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. Notwithstanding the foregoing, at the request of the Borrower, the Administrative Agent may, with the consent of the Syndication Agent, adopt interest period ending date conventions other than those set forth above; provided the conventions adopted are market-recognized conventions and in accordance with one or more "Business Day Conventions" under and as defined in the 1991 ISDA Definitions, as amended by the 1998 Supplement thereto, as published by the International Swaps and Derivatives Association, Inc. and provided that at the time of notification of a Eurodollar Advance to the Lenders the actual ending date for the Interest Period selected is confirmed by the Administrative Agent to the Lenders.

          "Payment Date" means the last day of each March, June, September and December.

          1.2. Section 2.15 of the Credit Agreement is amended to delete the last sentence thereof in its entirety and to substitute the following therefor:

The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

          1.3. Section 3.2 of the Credit Agreement is amended to add the following at the end of clause (ii) thereof:

; provided that a Letter of Credit may provide for an automatic annual renewal if (a) such renewal can be terminated on notice by the applicable Issuing Bank or requires consent by the applicable Issuing Bank and the conditions precedent to the issuance of such Letter of Credit are met at the time of such renewal; and (b) such renewal provisions do not permit the extension of the expiration date later than five (5) Business Days immediately preceding the Termination Date.

          1.4. Section 7.2(O) of the Credit Agreement is amended to delete the terms thereof in their entirety and to substitute the following therefor:

                    (O) Interest Rate Agreements. Not later than the date that is thirty days following the date hereof and for the period thereafter during the first four (4) years during the term of this Agreement, the Borrower shall enter into and shall thereafter maintain, Interest Rate Agreements on terms and with counterparties rated at least A by Standard & Poor's Ratings Corporation, selected by the Borrower and reasonably acceptable to the Agents pursuant to which the Borrower is protected against increases in interest rates from and after the date of such contracts in an aggregate notional amount of at least 50% of the sum of (i) the Acquisition Facility Commitments (or, after the Term Loan Conversion Date or if such

Commitments have been terminated, the outstanding principal balance of all Acquisition Facility Loans), (ii) the Tranche A Term Loans and (iii) the Tranche B Term Loans. In the event a Lender elects to enter into any Interest Rate Agreement with the Borrower, the obligations of the Borrower with respect to such Interest Rate Agreement shall be Secured Obligations secured by the Collateral.

          1.5. Section 7.3(C) of the Credit Agreement is amended to delete the "and" at the end of clause (iv); to delete the "." at the end of clause (v) and to substitute a "; and" therefor; and to insert the following new clause (vi):

          (vi) Liens granted by or assumed by Valuland Inc. in favor of SuperValu on the furniture, trade fixtures and inventory located at the Sault St. Marie store acquired by Valuland Inc. from Glen's Market, Inc.; provided such Liens shall only secure reimbursement obligations owing from Valuland Inc. to SuperValu in connection with Super Valu's guaranty of lease obligations with respect to the lease of such store.

          1.6. Section 7.3(E) of the Credit Agreement is amended to delete the "and" at the end of clause (vi); to change clause (vii) to clause (viii); and to add the following new clause (vii) immediately after clause (vi):

          (vii) Contingent Obligations of the Borrower with respect to Indebtedness of any Guarantor or with respect to lease obligations of Guarantor; provided the underlying transaction pursuant to which the Guarantor incurred the Indebtedness or lease obligations was not prohibited by the terms of this Agreement; and

          1.7. Section 7.3(G)(iii)(f)(2) is amended to add the following at the end thereof:

; provided, however, Collateral Documents shall not be required with respect to any of the assets with respect to the Sault St. Marie store acquired by Valuland Inc. from Glen's Market, Inc.; provided such Collateral Documents shall be required thirty (30) days after expiration of all applicable periods which SuperValu has to consummate a purchase of such store pursuant to right of first refusal agreements in effect as of the date of the acquisition of the store from Glen's Market, Inc. if by such time SuperValu has not consummated its purchase of such store;

          2.          Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of the date hereof, if, and only if, (a) the Arranger shall have received duly executed originals of this Amendment from the Borrower, the Administrative Agent, the Arranger and the Required Lenders and (b) the Arranger shall have received a duly executed reaffirmation in the form attached hereto as Exhibit A.

          3.          Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

          (a) The Borrower has the legal power and authority to execute and deliver this Amendment and the officer(s) of the Borrower executing this Amendment have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof.

          (b) This Amendment and the Credit Agreement as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their terms.

          (c) Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement and the other Loan Documents to the extent the same are not amended hereby, agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

          (d) There exists no Default or Unmatured Default.

          4.          Reference to the Effect on the Credit Agreement.

                    (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended previously and as amended hereby.

                    (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

                    (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Arrangers, the Agents or any of the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

          5.          Costs and Expenses. The Borrower agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and expenses charged to the Arrangers and the Agents) incurred by the Arrangers and the Agents in connection with the preparation, arrangement, execution and enforcement of this Amendment.

          6.          Governing Law. ANY DISPUTE BETWEEN THE BORROWER AND ANY AGENT OR ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AMENDMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS

PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          7.          Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          8.          Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile signature page hereto sent to the Arranger or the Arranger's counsel shall be effective as an original counterpart signature provided each party executing such a facsimile counterpart agrees to deliver originals to the Arranger Agent thereof.

          9.          No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Amendment, the Credit Agreement and the other Loan Documents. In the event an ambiguity or question of intent or interpretation arises, this Amendment, the Credit Agreement and the other Loan Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment, the Credit Agreement or any of the other Loan Documents.

                    IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

SPARTAN STORES, INC., as Borrower By: /s/ James B. Meyer Name: Title:

ABN AMRO BANK N.V., as Arranger, Syndication Agent, Collateral Agent, as a Lender and as an Issuing Bank By: /s/ Joann L. Holman Name: Joann L. Holman Title: Vice President

By: /s/ Mary L. Honda Name: Mary L. Honda Title: Vice President

MICHIGAN NATIONAL BANK, as Co-Arranger, Administrative Agent, as a Lender and as an Issuing Bank By: /s/ Peter T. Campbell Name: Peter T. Campbell Title: Relationship Manager

THE FIRST NATIONAL BANK OF CHICAGO By: Name: Title:

HARRIS TRUST AND SAVINGS BANK By: /s/ Julia B. Buthman Name: Julia B. Buthman Title: Managing Director

NATIONAL CITY BANK By: /s/ Patricia A. Jackson Name: Patricia A. Jackson Title: Vice President

OLD KENT BANK By: /s/ V. Scott Rowley Name: V. Scott Rowley Title: Vice President

COMERICA BANK By: /s/ Robert M. Porterfield Name: Robert M. Porterfield Title: Vice President

MERCANTILE BANK NATIONAL ASSOCIATION By: /s/ David L. Dains Name: David L. Dains Title: Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY By: /s/ Edwin H. Garrison Jr. Name: Edwin H. Garrison Jr. Title: First Vice President

BALANCED HIGH-YIELD FUND I LTD.,
By: BHF-Bank Aktiengesellschaft, acting through its New York Branch, as attorney-in-fact, as Assignee

By: /s/ Dan Dolarjauskys

     Name: Dan Dolarjauskys
Title: Assistant Vice President

BALANCED HIGH-YIELD FUND II LTD.,
By: BHF-Bank Aktiengesellschaft, acting through its New York Branch, as attorney-in-fact, as Assignee

By: /s/ Dan Dolarjauskys

     Name: Dan Dolarjauskys
Title: Assistant Vice President

THE BANK OF NOVA SCOTIA By: /s/ M. D. Smith Name: M. D. Smith Title: Agent

U.S. BANK NATIONAL ASSOCIATION By: /s/ James M. Wilber Name: James M. Wilber Title: Vice President

NCB CAPITAL CORPORATION By: /s/ Lisa McKinney Name: Lisa McKinney Title: Assistant Vice President

IMPERIAL BANK By: Name: Title:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. "RABOBANK NEDERLAND," NEW YORK BRANCH By: Name: Title:

By: Name: Title:

NBD BANK By: /s/ Kevin M. Paul Name: Kevin M. Paul Title: First Vice President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY By: /s/ Mary Ann McCarthy Name: Mary Ann McCarthy Title: Managing Director

KZH RIVERSIDE LLC By: /s/ Virginia Conway Name: Virginia Conway Title: Authorized Agent

BANK BOSTON, N.A., as Trust Administrator for Longlane Master Trust IV By: Name: Title:

NATIONAL AUSTRALIA BANK LIMITED By: /s/ Bill Schmid Name: Bill Schmid Title: Vice President

FRANKLIN FLOATING RATE TRUST By: Name: Title:

BLACK DIAMOND CLO 1998-1 LTD. By: Name: Title:

SAAR HOLDINGS CDO, LIMITED By: /s/ Steven J. Katz Name: Steven J. Katz Title: Second Vice President and Associate General Counsel Massachusetts Mutual Life Insurance Co. as Collateral Manager

SUMMIT BANK By: /s/ Thomas Brower Name: Thomas Brower Title: Assistant Treasurer

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